Exhibit 10.2

ACM ARRT F LLC

One Rockefeller Center, 32nd Floor

New York, NY 10020

November 30, 2022

VIA E-MAIL

Rubicon Technologies, Inc.

Rubicon Technologies Holdings, LLC

950 E. Paces Ferry Road

Suite 1900

Atlanta, GA 30326

Email: bill.meyer@rubicon.com

Attention: William Meyer, General Counsel

Re:	Agreement (the “Agreement”) By and Among Rubicon Technologies, Inc. (f/k/a Founder SPAC) (the “Company”), Rubicon Technologies Holdings, LLC (f/k/a Rubicon Technologies, LLC) (“Rubicon”), and ACM ARRT F LLC (the “Seller,” “we,” “us,” and “our”), Dated as of August 4, 2022 (the “Forward Purchase Agreement”)

To the above-referenced party:

1. The parties hereto desire to terminate the Forward Purchase Agreement and the Transactions (as defined therein) (collectively, the “Obligations”), and agree such Obligations shall be terminated and of no further force or effect as of the date hereof, other than Paragraph (i) (Securities Contract; Swap Agreement) under the Section entitled “Other Provisions” of the Forward Purchase Agreement, which will remain in full force and effect, upon the concurrent:

(a)	Payment by the Company to Seller of a one-time cash payment of $6,000,000 by wire transfer of immediately available funds to the account designated on Schedule A (the “Termination Fee”).

(b)	Forfeiture by Seller, for no additional consideration, of those 2,222,119 shares of Class A common stock, par value $0.0001, of the Company (“Class A Common Stock”), that it holds pursuant to the Forward Purchase Agreement. Such forfeiture shall be effectuated by Seller transferring such shares to the Company via a Deposit & Withdrawal at Custodian (“DWAC”) request to Continental Stock Transfer & Trust Company, the transfer agent for the Company, whereby such shares will be deemed forfeited and cancelled without any further action or consent of Seller.

2. In consideration of the terms of this letter and other valuable consideration, each of (a) the Company and Rubicon, jointly and severally, and (b) the Seller, individually, on behalf of itself and its respective present and former agents (including attorneys), representatives, family members, predecessors, successors, assigns, heirs, distributees, executors, administrators, estates, trusts, beneficiaries (as applicable) and all other persons or entities acting by, through, or in concert with it, or acting at its direction or on its behalf, hereby knowingly, voluntarily, and expressly releases, remits, acquits, waives, holds harmless, and forever discharges the Seller (in the case of Rubicon and the Company) and Rubicon and the Company (in the case of the Seller) and all of the respective current and former representatives, entities, affiliates, agents (including attorneys), heirs, administrators, executors, trustees, beneficiaries, successors and assigns (as applicable), from any and all causes of action, suits, liens, orders, debts, accounts, covenants, agreements, contracts, promises, controversies, damages, liabilities, obligations, payments, judgments, costs, charges, penalties, forfeitures, expenses, attorneys’ fees, claims, demands, disputes, objections, and challenges of whatever kind or nature, at law or in equity, in tort or in contract, by statute, pursuant to case law or otherwise, whether now known or unknown, foreseen or unforeseen, vested or contingent, suspected or unsuspected, and which have existed or may have existed, which do exist or may in the future exist, including, but not limited to, those claims arising out of or relating to the Forward Purchase Agreement, from the beginning of the world to the date of this Agreement.

3. Seller agrees that it shall not Transfer any of the 500,000 shares of Class A Common Stock that it holds pursuant to the Forward Purchase Agreement (the “Lock-Up Shares”) until the eighteen month anniversary of the date hereof (the “Lock-Up Expiration”). Any action taken in violation of the foregoing sentence shall be null and void ab initio. “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, assign, transfer (including by operation of law), gift, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations promulgated thereunder, with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

4. Each party hereto agrees that, for the avoidance of doubt, in addition to receipt of the Termination Fee, Seller shall retain the Prepayment Amount (as defined in the Forward Purchase Agreement) and the Share Consideration (as defined in the Forward Purchase Agreement) in full, and holds all rights, title and interest, free and clear of any and all liens, charges, encumbrances, debts, obligations and liabilities whatsoever, in such amounts; and that the waivers set forth herein, include a waiver of any claims of Rubicon and the Company to such amounts.

5. Each party hereto hereby represents and warrants that the execution of this Agreement has been duly authorized by all necessary corporate action on its part and that the officer or other agent executing this Agreement on its behalf has the authority to execute the same and to bind it to the terms and conditions of this Agreement.

6. Seller represents and warrants to Rubicon and the Company that after taking effect to the forfeiture by Seller of the 2,222,119 shares of Class A Common Stock pursuant to this Agreement of the obligations set forth herein, Seller will hold not more than 500,000 shares of Class A Common Stock (as defined in the Forward Purchase Agreement) as of such date, which shares shall constitute the Lock-Up Shares.

7. The Company and its subsidiaries have not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.  The Company and its subsidiaries will not be Insolvent (as defined below) after giving effect to the transactions contemplated hereby, including without limitation, payment of the Termination Fee.  For purposes of this Section 7, “Insolvent” means that as of the date hereof (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total indebtedness or (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities reach their scheduled maturities.

8. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

9. This Agreement may be executed in any number of counterparts by original, facsimile or email signature. All executed counterparts shall constitute one Agreement not withstanding that all signatories are not signatories to the original or the same counterpart. Facsimile and scanned signatures are considered original signatures.

10. Each party will bear its own legal expenses in the execution of this Agreement.

[Signature Page Follows]

This letter was provided in compliance with the notice provisions and requirements of the Forward Purchase Agreement.

ACM ARRT F LLC

By:	/s/ Ivan Zinn
Name:	Ivan Zinn
Title:	Authorized Signatory

Agreed:

RUBICON TECHNOLOGIES, INC.

By:	/s/ Kevin Schubert
Name:	Kevin Schubert
Title:	President

RUBICON TECHNOLOGIES HOLDINGS, LLC

By:	/s/ Kevin Schubert
Name:	Kevin Schubert
Title:	President

With a copy to:

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Attention: Mitchell Nussbaum, Esq.

E-mail: mnussbaum@loeb.com

[Signature Page to FPA Termination Letter Agreement]

SCHEDULE A

Wire Instructions

[Wire Instructions]